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                                                              EXHIBIT 12
                                                      FORM 10-Q for the Quarter
                                                         Ended June 30, 1997
                                                           File No. 1-11237

                   AT&T CAPITAL CORPORATION AND SUBSIDIARIES
                      COMPUTATION OF RATIO OF EARNINGS TO
                               FIXED CHARGES*
                            (Dollars in Thousands)
                                  (Unaudited)

                                                            For the
                                                        Six Months Ended
                                                          June 30, 1997
                                                          -------------
Earnings from continuing operations:

Income before income taxes                                 $ 37,301

Add:  Fixed charges included in income before
 income taxes                                               218,257
                                                            -------
Total earnings from continuing operations, as adjusted      255,558
                                                            -------

Total fixed charges*                                       $218,257
                                                            =======
Ratio of earnings to fixed charges                             1.17
                                                            =======


* Fixed charges include interest on indebtedness and a portion of rentals representative of the interest factor.



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